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                                                                   EXHIBIT 10.13

         FORM OF STOCK AWARD AGREEMENT FOR ACQUISITION EQUITY INCENTIVE
                          PLAN (5 YEAR CLIFF VESTING)

                           CALIPER TECHNOLOGIES CORP.
                        ACQUISITION EQUITY INCENTIVE PLAN

                              STOCK AWARD AGREEMENT

 Caliper Technologies Corp. (the "Company") wishes to sell to you, and you wish to purchase, shares of Common Stock from the Company, pursuant to the provisions of the Company's Acquisition Equity Incentive Plan (the "Plan").

      Therefore, pursuant to the terms of the Stock Award Grant Notice ("Grant Notice") and this Stock Award Agreement ("Agreement") (collectively, the "Award"), the Company grants you the right to purchase the number of shares of Common Stock indicated in the Grant Notice. Defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

      The details of your Award are as follows:

      1. AGREEMENT TO PURCHASE. You hereby agree to purchase from the Company, and the Company hereby agrees to sell to you, the aggregate number of shares of Common Stock specified in your Grant Notice at the specified Purchase Price per Share. You may not purchase less than the aggregate number of shares specified in the Grant Notice.

      2. CLOSING. The purchase and sale of the shares shall be consummated as follows:

            (a) You may purchase the shares by delivering the Total Purchase Price referenced in your Grant Notice to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, on the Closing Date specified in the Grant Notice (or at such other time and place as you and the Company may mutually agree upon in writing) along with such additional documents as the Company may then require, including, but not limited to, any stockholders agreement that the Company may require you to execute, in its sole discretion.

            (b) You agree to execute three (3) copies of the Assignment Separate From Certificate (with date and number of shares blank) substantially in the form attached to the Grant Notice as Attachment III and to execute Joint Escrow Instructions substantially in the form attached to the Grant Notice as Attachment IV and to deliver the same to the Company on the Closing Date, along with the certificate or certificates evidencing the shares, for use by the Escrow Agent pursuant to the terms of the Joint Escrow Instructions.

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      3.    METHOD OF PAYMENT. You may make payment of the Purchase Price in cash or by check.

      4.    VESTING.

            (a) GENERAL. Subject to the limitations contained herein, the shares you purchase shall vest fully five (5) years from the Vesting Commencement Date, provided that (i) vesting may occur sooner as provided in
Section 4(b) below, and (ii) vesting shall cease upon the termination of your Continuous Service.

            (b)   ACCELERATED VESTING. Notwithstanding the vesting schedule in
Section 4(a) of this Agreement, a number of shares subject to this Award, the Accelerated Amount (as defined below), shall become fully vested and no longer subject to the Unvested Share Repurchase Option five (5) days after the first day of an Open Window (as defined below ) that occurs after a Vesting Acceleration Event (as defined below).

            For purposes of this Section, an "Open Window" means a time period when you may sell your shares without any restriction from Company trading policies.

            For purposes of this Section, the "Stock Purchase Agreement" means the Stock Purchase Agreement, dated as of June 9, 2003, among the Company, the Berwind Company LLC, and Berwind Corporation. The terms of the Stock Purchase Agreement referred to herein shall be as of the effective date of the Stock Purchase Agreement and the terms of this Agreement shall not be amended or changed by any amendment to the Stock Purchase Agreement without the written agreement of you and the Company.

            For purposes of this Section, a "Vesting Acceleration Event" means a date upon which it is finally determined, pursuant to Section 2.1(c)(iii) of the Stock Purchase Agreement, that Contingent Shares (as defined in the Stock Purchase Agreement) are to be issued to the Berwind Company LLC pursuant to such
Section 2.1(c)(iii).

            For purposes of this Section, the "Accelerated Amount" means, with respect to each Acceleration Event, the number of shares, rounded to the nearest whole share, as shall equal the number of shares subject to this Award multiplied by the "Applicable Ratio" related to such Acceleration Event.

            For purposes of this Section, the "Applicable Ratio" related to a Vesting Acceleration Event means the quotient obtained by dividing (a) the number of the Contingent Shares finally determined to be issuable to the Berwind Company LLC, pursuant to Section 2.1(c)(iii) of the Stock Purchase Agreement, on the date giving rise to the Vesting Acceleration Event by (b) the total number of Contingent Shares.

      5. NUMBER OF SHARES AND PURCHASE PRICE. The number of shares of Common Stock subject to your Award and your Purchase Price per Share referenced in your Grant Notice may be adjusted from time to time for Capitalization Adjustments.

      6. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not purchase any shares of Common Stock under your Award unless the shares of Common Stock issuable upon such purchase are then registered under the

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Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such purchase and issuance would be exempt from the registration requirements of the Securities Act. The purchase of shares under your Award also must comply with other applicable laws and regulations governing your Award, and you may purchase such shares if the Company determines that such purchase would not be in material compliance with such laws and regulations.

      7.    UNVESTED SHARE REPURCHASE OPTION

            (a) REPURCHASE OPTION. In the event your Continuous Service terminates, then the Company shall have an irrevocable option (the "Unvested Share Repurchase Option") for a period of ninety (90) days after said termination, or such longer period as may be agreed to by you and the Company, to repurchase from you or your personal representative, as the case may be, those shares that you purchased pursuant to this Agreement that have not as yet vested as of such termination date in accordance with the Vesting Schedule indicated on your Grant Notice (the "Unvested Shares").

            (b) REPURCHASE PRICE. The Company may repurchase all or any of the Unvested Shares at a price equal to the lower of your Purchase Price for such shares as indicated on your Grant Notice or the Fair Market Value of the Unvested Shares on the date of repurchase.

      8. EXERCISE OF UNVESTED SHARE REPURCHASE OPTION. The Unvested Share Repurchase Option shall be exercised by written notice signed by such person designated by the Company and delivered or mailed as provided herein. Such notice shall identify the number of shares of Common Stock to be purchased and shall notify you of the time, place and date for settlement of such purchase, which shall be scheduled by the Company within the term of the Unvested Share Repurchase Option set forth above. The Company shall be entitled to pay for any shares of Common Stock purchased pursuant to its Unvested Share Repurchase Option at the Company's option in cash or by offset against any indebtedness owing to the Company by you (including, without limitation, any promissory note given in payment for Common Stock), or by a combination of both. Upon delivery of such notice and payment of the purchase price in any of the ways described above, the Company shall become the legal and beneficial owner of the Common Stock being repurchased and all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the Common Stock being repurchased by the Company, without further action by you.

      9. CORPORATE TRANSACTIONS. In the event of a Corporate Transaction, the Unvested Share Repurchase Option may be assigned by the Company to the successor of the Company (or such successor's parent company), if any, in connection with such Corporate Transaction. To the extent the Unvested Share Repurchase Option remains in effect following such Corporate Transaction, they shall apply to the new capital stock or other property received in exchange for the Common Stock in consummation of the Corporate Transaction, but only to the extent the Common Stock was at the time covered by such right. Appropriate adjustments shall be made to the price per share payable upon exercise of the Unvested Share Repurchase Option to reflect the Corporate Transaction upon the Company's capital structure; provided, however that the aggregate price per share payable upon exercise of the Unvested Share Repurchase Option shall remain the same.

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      10.   ESCROW OF COMMON STOCK. As security for your faithful performance of the terms of this Agreement and to insure the availability for delivery of your Common Stock upon exercise of the Unvested Share Repurchase Options herein provided for, you agree, at the closing hereunder, to deliver to and deposit with Secretary of the Company or the Secretary's designee ("Escrow Agent"), as Escrow Agent in this transaction, three (3) stock assignments duly endorsed
(with date and number of shares left blank) in the form attached to the Grant Notice as Attachment III, together with a certificate or certificates evidencing all of the Common Stock subject to the Unvested Share Repurchase Option; said documents are to be held by the Escrow Agent and delivered by said Escrow Agent pursuant to the Joint Escrow Instructions of you and the Company set forth in Attachment IV to the Grant Notice, which instructions you also agree to deliver to the Escrow Agent at the closing hereunder.

      11. RIGHTS AS STOCKHOLDER. Subject to the provisions of this Agreement, you shall exercise all rights and privileges of a stockholder of the Company with respect to the shares deposited in escrow. You shall be deemed to be the holder of the shares for purposes of receiving any dividends that may be paid with respect to such shares and for purposes of exercising any voting rights relating to such shares, even if some or all of the shares have not yet vested and been released from the Company's Repurchase Option.

      12. LIMITATIONS ON TRANSFER. In addition to any other limitation on transfer created by applicable securities laws, you shall not sell, assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Common Stock while the Common Stock is subject to the Unvested Share Repurchase Option. After any Common Stock has been released from the Unvested Share Repurchase Option, you shall not sell, assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Common Stock except in compliance with the provisions herein and applicable securities laws.

      13. RESTRICTIVE LEGENDS. All certificates representing the Common Stock shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):

"THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN OPTION SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER'S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS COMPANY. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH OPTION IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE COMPANY."

      14. TRANSFERABILITY. Your Award is not transferable except by will or by the laws of descent and distribution and shall be exercisable during your lifetime only by you.

      15. AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your Award shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, Officers

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or Employees to continue any relationship that you might have as a Director or
Consultant for the Company or an Affiliate.

      16.   WITHHOLDING OBLIGATIONS.

            (a) At the time your Award is granted, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, including these shares, and otherwise agree to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your Award.

            (b) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option or deliverable to you upon the vesting of your Award a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid variable award accounting). Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

            (c) Unless the tax withholding obligations of the Company or any Affiliate are satisfied, the Company shall have no obligation to issue a certificate for such shares or release such shares from any escrow provided for herein.

      17. TAX CONSEQUENCES. THE ACQUISITION AND VESTING OF THE SHARES OF COMMON STOCK PURCHASED PURSUANT TO YOUR AWARD MAY HAVE ADVERSE TAX CONSEQUENCES TO YOU. YOU SHOULD CONSULT WITH YOUR TAX PROFESSIONAL REGARDING THE TAX CONSEQUENCES OF THIS STOCK AWARD TO YOU.

      18. NOTICES. Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

      19.   MISCELLANEOUS.

            (a) The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns. Your rights and obligations under your Award may only be assigned with the prior written consent of the Company.

            (b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

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            (c)   You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

      20. GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.